Axogen, Inc Reports 2022 Fourth Quarter and Full-Year Financial Results

ALACHUA and TAMPA, FL – March 14, 2023 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today reported financial results and business highlights for the fourth quarter and full year ended December 31, 2022.
Fourth Quarter 2022 Financial Results and Business Highlights
•Fourth quarter revenue was $36.2 million, a 17% increase compared to fourth quarter of 2021.*
•Gross margin was 83.0% for the fourth quarter compared to 82.8% in the fourth quarter of 2021.
•Net loss for the quarter was $5.4 million, or $0.13 per share, compared to net loss of $5.3 million, or $0.13 per share in the fourth quarter of 2021.
•Adjusted net loss for the quarter was $1.1 million, or $0.03 per share, compared to adjusted net loss of $3.3 million, or $0.08 per share, in the fourth quarter of 2021.
•Adjusted EBITDA loss was $0.7 million for the quarter, compared to an adjusted EBITDA loss of $2.5 million in the fourth quarter of 2021.
•The balance of all cash, cash equivalents, and investments on December 31, 2022 was $55.0 million, as compared to a balance of $59.4 million on September 30, 2022. The net change includes capital expenditures of $5.5 million related to the construction of the company's new processing facility in Dayton, OH, partially offset by approximately $1.1 million of positive cash flow.
•Core Accounts totaled 332, an increase of 1% sequentially, and 18% over an adjusted* prior year level of 282. Revenue from Core Accounts continued to represent approximately 60% of total revenue.
•Active Accounts totaled 968, up 2% sequentially, and 3% over an adjusted* prior year level of 941. Revenue from the top 10% of Active Accounts represents approximately 35% of total revenue.
•Ended the fourth quarter with 115 direct sales representatives compared to 111 at the end of the third quarter and 115 as of December 31, 2021.
•On January 5, 2023, the Company announced the independent publication of a comparative nerve gap repair meta-analysis of peer-reviewed studies of allograft, autograft, and conduits that included over 1,500 nerve repairs across 35 studies. The Company believes this provides the strongest clinical and economic evidence to-date of the performance of Avance® Nerve Graft across all gap lengths and nerve types.

"We are pleased with our solid performance this quarter and the second half of 2022 which saw improved surgical capacity and predictability in hospitals." commented Karen Zaderej, chairman, CEO, and president of Axogen, Inc. “We believe the combination of an improved hospital operating environment and commercial execution, backed by our high-quality portfolio of clinical data provides a solid foundation for long term, sustainable growth.”
Full-Year Financial Results and Business Highlights
•Full-year 2022 revenue was $138.6 million, a 12% increase compared to 2021 revenue of $127.4 million.*
•Gross margin was 82.6% for the full year, compared to 82.0% in 2021.
•Adjusted net loss was $12.6 million for the full year, or $0.30 per share, compared to $13.7 million for the full year, or $0.33 per share in 2021.
•Adjusted EBITDA loss was $9.3 million for the full year, compared to an adjusted EBITDA loss of $9.3 million for 2021.
•In 2022, we surpassed 75,000 Avance Nerve Graft implants since 2007.
•Ended the year with a total of 215 peer-reviewed clinical publications featuring Axogen’s nerve repair product portfolio, up from 181 the previous year.

2023 Financial Guidance
Management expects full-year 2023 revenue to be in the range of $154 million to $159 million. The company anticipates gross margin will be reduced in the first half of the year with the transition to the company’s new processing facility and expects gross margins will return to approximately 80% by the fourth quarter of 2023.

*The Company voluntarily suspended market availability of Avive® Soft Tissue Membrane on June 1, 2021; and, therefore, no Avive revenue was recorded in 2022. Fourth quarter 2021 revenue included $0.5 million from the reversal of a sales return reserve recorded in the second quarter of 2021, and full-year 2021 Avive revenue was approximately $4.1 million. See table below for reconciliation of revenue as reported to revenue excluding the impact of Avive. For a reconciliation of adjusted Core and Active Account numbers, please see our Corporate Presentation on the investors page on www.axogeninc.com.

	For the three months ended			For the full year ended
Estimated Revenue	2022	2021	%	2022	2021	%
As reported	$36.2	$31.5	14%	$138.6	$127.3	9%
Avive	—	0.5	—%	—	4.1	—%
Excluding Avive	$36.2	$31.0	16%	$138.6	$123.2	12%

Post Quarter Updates
On March 12, 2023, the U.S. Federal Reserve, U.S. Department of Treasury and Federal Deposit Insurance Corporation (FDIC) issued a joint statement confirming that customers with deposits at

Silicon Valley Bank, Santa Clara, California (SVB) “will have access to all of their money starting Monday, March 13.” The news came after SVB was closed by the California Department of Financial Protection and Innovation on March 10, 2023, which appointed the FDIC as receiver.

The Company currently maintains approximately $8 million of cash with SVB, the Company’s sole depositor, which funds based on the announcement became available on Monday, March 13, 2023. The majority of the Company’s other cash, cash equivalents, and investments, consisting of a variety of short-term and high-credit treasury and corporate bonds and other liquid investments, is held in custodial accounts with U.S. Bank for which SVB Asset Management is the advisor. The Company has opened new brokerage accounts with JP Morgan Chase (“JP Morgan”) and has made arrangements to promptly move such cash, cash equivalents, and investments held by U.S. Bank into the new accounts with JP Morgan. The Company is in the process of opening other accounts with JP Morgan for operations.

Conference Call
The Company will host a conference call and webcast for the investment community today at 8:00 a.m. ET. Investors interested in participating in the conference call by phone may do so by dialing toll free at (877) 407-0993 or use the direct dial-in number at (201) 689-8795. Those interested in listening to the conference call live via the Internet may do so by visiting the Investors page of the Company's website at www.axogeninc.com and clicking on the webcast link.
Following the conference call, a replay will be available in the Investors section of the Company's website at www.axogeninc.com under Investors.

About Axogen
Axogen (AXGN) is the leading company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven, and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; and Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain, South Korea, and several other countries.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include Ms. Zaderej's statement that improved hospital operating environment, strong product demand, and the company’s portfolio of clinical data provide a solid foundation for long term, sustainable growth, as well as statements related to the 2023 financial outlook, including revenue range and gross margins. Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, statements related to the continued impact of COVID-19, global supply chain issues, record inflation, the impacts of the failure of Silicon Valley Bank and recent turmoil in the banking industry, hospital staffing issues, product development, product potential, expected clinical enrollment timing and outcomes, regulatory process and approvals, APC renovation timing and expense, financial performance, sales growth, surgeon and product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events, global business disruption caused by Russia’s invasion of Ukraine and related sanctions, as well as those risk factors described under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the most recently ended fiscal year. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense and litigation and related expenses. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense and litigation and related expenses from Net Loss and Net Loss Per Common Share - basic and diluted, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business, the Company’s cash available for operations, and the Company’s ability to meet future capital expenditure and working capital requirements.

Contact: Axogen, Inc. Ed Joyce, Director, Investor Relations ejoyce@axogeninc.com

AXOGEN, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
December 31, 2022 and 2021
(In Thousands, Except Share and Per Share Amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$15,284	$32,756
Restricted cash	6,251	6,251
Investments	33,505	51,330
Accounts receivable, net of allowance for doubtful accounts of $650 and $276, respectively	22,186	18,158
Inventory	18,905	16,693
Prepaid expenses and other	1,944	1,861
Total current assets	98,075	127,049
Property and equipment, net	79,294	62,923
Operating lease right-of-use assets	14,369	15,193
Intangible assets, net	3,649	2,859
Total assets	$195,387	$208,024

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$22,443	$22,459
Current maturities of long-term lease obligations	1,310	1,834
Total current liabilities	23,753	24,293

Long-term debt, net of debt discount and financing fees	45,712	44,821
Long-term lease obligations	20,405	20,798
Debt derivative liabilities	4,518	5,562
Total liabilities	94,388	95,474

Commitments and contingencies - see Note 14

Shareholders’ equity:
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 42,445,517 and 41,736,950 shares issued and outstanding	424	417
Additional paid-in capital	360,155	342,765
Accumulated deficit	(259,580)	(230,632)
Total shareholders’ equity	100,999	112,550
Total liabilities and shareholders’ equity	$195,387	$208,024

AXOGEN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2022, 2021 and 2020
(In Thousands, Except Share and Per Share Amounts)

	2022	2021	2020
Revenues	$138,584	$127,358	$112,300
Cost of goods sold	24,147	22,931	21,581
Gross profit	114,437	104,427	90,719
Costs and expenses:
Sales and marketing	80,228	73,328	69,659
Research and development	27,158	24,177	17,846
General and administrative	36,758	32,338	26,396
Total costs and expenses	144,144	129,843	113,901
Loss from operations	(29,707)	(25,416)	(23,182)
Other (expense) income:
Investment income	569	93	605
Interest expense	(624)	(1,356)	(1,054)
Change in fair value of derivatives	1,044	(28)	(117)
Other expense	(230)	(278)	(38)
Total other income (expense), net	759	(1,569)	(604)
Net loss	$(28,948)	$(26,985)	(23,786)

Weighted average common shares outstanding — basic and diluted	42,083,125	41,214,889	39,966,937
Loss per common share — basic and diluted	$(0.69)	$(0.65)	$(0.60)

Axogen, Inc.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
Three Months and Year Ended December 31, 2022 and 2021
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net loss	$(5,415)	$(5,286)	$(28,948)	$(26,985)
Depreciation and amortization expense	713	716	3,093	2,923
Investment income	(397)	(13)	(569)	(93)
Income tax expense	125	138	189	205
Interest expense	(40)	(70)	624	1,356
EBITDA - non GAAP	$(5,014)	$(4,515)	$(25,611)	(22,594)

Non cash stock-based compensation expense	4,154	1,509	15,591	10,919
Litigation and related costs	177	505	761	2,369
Adjusted EBITDA - non GAAP	$(683)	$(2,501)	(9,259)	(9,306)

Net loss	$(5,415)	$(5,286)	$(28,948)	$(26,985)
Non cash stock-based compensation expense	4,154	1,509	15,591	10,919
Litigation and related costs	177	505	761	2,369
Adjusted net loss - non GAAP	$(1,083)	$(3,272)	(12,596)	(13,697)

Weighted average common shares outstanding basic and diluted	42,306	41,593	42,083	41,215

Loss per common share — basic and diluted	$(0.13)	$(0.13)	$(0.69)	$(0.65)
Non cash stock-based compensation expense	$0.10	$0.04	$0.37	$0.26
Litigation and related costs	$—	$0.01	$0.02	$0.06
Adjusted net loss per common share - basis and diluted - non GAAP	$(0.03)	$(0.08)	$(0.30)	$(0.33)

AXOGEN, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
Years ended December 31, 2022, 2021 and 2020
(In Thousands)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2019	39,590	$396	$311,618	$(179,861)	$132,153

Stock-based compensation	—	—	8,470	—	8,470
Issuance of restricted and performance stock units	249	2	(2)	—	—
Shares surrendered by employees to pay tax withholdings	(40)	—	(670)	—	$(670)
Exercise of stock options and employee stock purchase plan	572	6	3,294	—	$3,300
Exercise of Credit Facility Option, net of settlement	248	2	3,680	—	$3,682
Net loss	—	—	—	(23,786)	(23,786)

Balance, December 31, 2020	40,619	406	326,390	(203,647)	123,149

Stock-based compensation	—	—	10,919	—	10,919
Issuance of restricted and performance stock units	254	2	(2)	—	—
Exercise of stock options and employee stock purchase plan	864	9	5,458	—	5,467
Net loss	—	—	—	(26,985)	(26,985)

Balance, December 31, 2021	41,737	417	342,765	(230,632)	112,550

Stock-based compensation	—	—	15,591	—	15,591
Issuance of restricted and performance stock units	343	3	(3)	—	—
Exercise of stock options and employee stock purchase plan	365	4	1,802	—	1,806
Net loss	—	—	—	(28,948)	(28,948)

Balance, December 31, 2022	42,445	$424	$360,155	$(259,580)	$100,999

AXOGEN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2022, 2021 and 2020
(In Thousands)

	2022	2021	2020
Cash flows from operating activities:
Net loss	$(28,948)	$(26,985)	$(23,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,827	2,744	1,530
Amortization of right-of-use assets	1,761	1,795	1,777
Amortization of intangible assets	265	202	153
Amortization of debt discount and deferred financing fees	891	831	232
Loss on disposal of equipment	—	—	3
Provision for bad debt	612	(41)	(105)
Provision for inventory write-down	1,769	3,314	2,242
Investment losses (gains)	(228)	68	(47)
Change in fair value of derivatives	(1,044)	28	117
Stock-based compensation	15,591	10,919	8,470
Change in operating assets and liabilities:
Accounts receivable	(4,639)	(499)	(635)
Inventory	(3,656)	(7,478)	(910)
Prepaid expenses and other	(84)	2,435	(2,524)
Accounts payable and accrued expenses	660	(270)	4,958
Operating lease obligations	(1,841)	(463)	(1,086)
Cash paid for interest portion of finance leases	(2)	(2)	(3)
Contract and other liabilities	—	(3)	(12)
Net cash used in operating activities	(16,066)	(13,405)	(9,626)

Cash flows from investing activities:
Purchase of property and equipment	(20,078)	(27,811)	(21,905)
Economic development grant proceeds	—	950	—
Purchase of investments	(39,247)	(68,699)	(77,806)
Proceeds from sale of investments	57,300	72,500	83,440
Cash payments for intangible assets	(1,175)	(589)	(692)
Net cash used in investing activities	(3,200)	(23,649)	(16,963)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	15,000	35,000
Proceeds from the paycheck protection program loan	—	—	7,820
Repayment of the paycheck protection program loan	—	—	(7,820)
Proceeds from issuance of common stock	—	—	3,500
Payments for debt issuance costs	—	—	(642)
Cash paid for debt portion of finance leases	(12)	(15)	(14)
Proceeds from exercise of stock options and ESPP stock purchases	1,806	5,467	3,300
Payments of employee tax withholdings in exchange of common stock awards	—	—	(670)
Net cash provided by financing activities	1,794	20,452	40,474
Net (decrease) increase in cash, cash equivalents, and restricted cash	(17,472)	(16,602)	13,885
Cash, cash equivalents, and restricted cash, beginning of period	39,007	55,609	41,724
Cash, cash equivalents, and restricted cash, end of period	$21,535	$39,007	$55,609